AMENDMENT NO. 1
TO
INVESTMENT SUB-ADVISORY
AGREEMENT

         This AMENDMENT NO. 1 TO
INVESTMENT SUB-ADVISORY
AGREEMENT is dated as of October
31, 2007, by and between THE
VARIABLE ANNUITY LIFE INSURANCE
COMPANY, a Texas
Corporation (the Adviser), and
RCM CAPITAL MANAGEMENT LLC
(the Sub-Adviser).

W I T N E S S E T H:

         WHEREAS, the Adviser
and VALIC Company I (the
Corporation),
have entered into an Investment
Advisory Agreement dated as of
January 1,
2002, as amended from time to
time (the ?Advisory Agreement?),
pursuant to
which the Adviser has agreed to
provide investment management,
advisory and
administrative services to the
Corporation, and pursuant to
which the Adviser
may delegate one or more of its
duties to a sub-adviser pursuant
to a written
sub-advisory agreement; and

         WHEREAS, the Adviser
and the Sub-Adviser are parties
to an
Investment Sub-Advisory
Agreement dated September 19,
2005, as amended
from time to time (the Sub-
Advisory Agreement), pursuant to
which the Sub-
Adviser furnishes investment
advisory services to certain
series (the ?Funds?)
of the Corporation, as listed on
Schedule A of the Sub-Advisory
Agreement;

         WHEREAS, the parties
desire to amend the Sub-Advisory
Agreement
to comply with the requirements
of rules 17a-10, 10f-3, 12d3-1
and 17e-1 under
the Investment Company Act of
1940, as amended, relating to
certain
exemptions available for
transactions with sub-advisory
affiliates; and

         WHEREAS, the Board of
Directors of the Corporation has
approved
this Amendment to the Sub-
Advisory Agreement and it is not
required to be
approved by the shareholders of
the Funds.

         NOW, THEREFORE, it is
hereby agreed between the
parties hereto as
follows:

1.	The following provision is
inserted in Section 1 of the
Sub-
Advisory Agreement:

The Sub-Adviser also represents
and warrants that in
furnishing services hereunder,
the Sub-Adviser will not consult
with any other sub-adviser of
the Funds or other series of the
Corporation, to the extent any
other sub-advisers are engaged
by the Adviser, or any other
sub-advisers to other
investments
companies that are under common
control with the
Corporation, concerning
transactions of the Funds in
securities
or other assets, other than for
purposes of complying with the
conditions of paragraphs (a) and
(b) of rule 12d3-1 under the
Act.

2.	Counterparts.	This
Amendment may be executed in two
or
more counterparts, each of which
shall be an original and all of
which
together shall constitute one
instrument.

3.	Full Force and Effect.
	Except as expressly
supplemented,
amended or consented to hereby,
all of the representations,
warranties,
terms, covenants, and conditions
of the Sub-Advisory Agreement
shall
remain unchanged and shall
continue to be in full force and
effect.

4.	Miscellaneous. Capitalized
terms used but not defined
herein
shall have the meanings assigned
to them in the Sub-Advisory
Agreement.

        IN WITNESS WHEREOF, the
parties have caused their
respective
duly authorized officers to
execute this Agreement as of the
date first above
written.

THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY	RCM
CAPITAL MANAGEMENT LLC

By:	/S/ EVELYN CURRAN
			By: /S/ ROBERT
GOLDSTEIN
Name:	Evelyn Curran
				Name:
Robert Goldstein
Title:	Senior Vice
President
	Title: COO